Exhibit 99.1

OPENWAVE REPORTS THIRD QUARTER FISCAL 2011 FINANCIAL RESULTS

Strong Growth in Bookings and Backlog

REDWOOD CITY, CA – April 28, 2011 – Openwave Systems Inc. (Nasdaq: OPWV), a global software innovator delivering context-aware mediation and messaging solutions, today announced that revenues for the third fiscal quarter ended March 31, 2011 were $38.9 million, compared with $39.9 million in the prior quarter ended December 31, 2010 and $40.1 million in the March quarter in the preceding fiscal year. Bookings for the third quarter of fiscal 2011 were $48.1 million. The company ended the quarter with $101.4 million in cash and investments.

“Our third quarter’s bookings and backlog growth show that our platform-based mediation products are gaining momentum. We are working to maximize our revenue opportunity as carrier customers recognize the need to reduce network congestion and implement our video optimization and price plan innovation products,” said Ken Denman, CEO of Openwave. “On the OEM front, our engineers are on track to launch our Media Optimizer product on the Juniper operating system in the summer. Lastly, we continue to explore monetization opportunities for our IP portfolio.”

On a GAAP basis, net loss for the third fiscal quarter ended March 31, 2011 was $10.8 million or $0.13 per share, compared with a net loss of $4.5 million, or $0.05 per share, in the prior quarter and net loss of $4.2 million or $0.05 per share, in the March quarter in the preceding year. Restructuring costs in the quarter were $2.2 million.

On a non-GAAP basis, net loss for the third fiscal quarter ended March 31, 2011 was $6.5 million or $0.08 per share, compared with a net loss of $2.7 million or $0.03 per share, in the prior quarter and a net loss of $2.0 million, or $0.02 per share, in the March quarter in the preceding year. Non-GAAP net loss excludes restructuring, impairments on investments, amortization of intangibles and stock-based compensation, amounts associated with certain unusual events, discontinued operations, certain losses on investments and the tax impact of these items.

A reconciliation between net income (loss) and net income (loss) per share on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Measure

The company’s stated results include the non-GAAP measures: non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures exclude certain items that generally are non-recurring events or are non-cash items that many other companies exclude, in order to compare Openwave with other companies, such as stock-based compensation and amortization of intangibles. These non-GAAP measures also exclude items which management does not consider in evaluating Openwave’s on-going business, such as restructuring costs, impairments on investments, and discontinued operations. Openwave considers non-GAAP net income (loss) to be an important measure because it provides a useful measure of the operational performance of Openwave and is used by Openwave’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its third quarter ended March 31, 2011. Interested parties may access the conference call over the Internet through Openwave’s website at www.openwave.com or by telephone at (877) 941-2321 or (480) 629-9714 (international). A replay of the conference call will be available for two weeks beginning at approximately 8:00 p.m. eastern daylight time today by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030. Reservation number: 4432527#.

A live webcast of the call, together with supplemental financial information, will also be available on the Earnings & Metrics section of Openwave’s website at http://investor.Openwave.com. A replay will be available on the website for at least three months.

About Openwave Systems

Openwave Systems Inc. (Nasdaq: OPWV) is a global software innovator delivering context-aware mediation and messaging solutions that enable communication service providers and the broader ecosystem to create and deliver smarter services.

Building on its mobile data heritage, Openwave mobilizes the Internet with predictive solutions fueled by real-time analytics that mediate among different ecosystem elements, permitting the enhancement of every mode of IP traffic. The result can provide customers with a 360-degree view of their network, devices and services, and enables them to proactively optimize network resources, quickly launch smart mobile services, and provide a contextually relevant user experience.

Openwave is a global company with a blue chip customer base spanning North America, Latin America, Australia and New Zealand, Asia, Africa, Europe, and the Middle East. Openwave is headquartered in Redwood City, California. For more information please visit www.openwave.com.

Openwave and the Openwave logo are trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release in Mr. Denman’s quote with respect to future events or expectations are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

In particular, the following factors, among others, could cause actual results to differ materially from those projected: (a) the current economic climate may impede the growth of wireless data demand, which could impede customer trials and the ability of Openwave to monetize its intellectual property portfolio; and (b) Openwave may not be able to make changes in business strategy, development plans and product offerings to respond to any changes in wireless demand needs of its customers.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in the Openwave’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

For More Information: Investor Relations Mike Bishop The Blueshirt Group mike@blueshirtgroup.com Tel: 415-217-4968	Public Relations Paula Holland Openwave Systems Inc. Paula.Holland@openwave.com Tel: 650-480-5640

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2011	June 30, 2010
ASSETS

Current assets:
Cash and cash equivalents and short-term investments	$82,263	$106,146
Accounts receivable, net	25,312	31,160
Prepaid and other current assets	15,239	18,018

Total current assets	122,814	155,324
Property and equipment, net	7,268	8,365
Long-term investments and restricted cash and investments	19,125	13,222
Deposits and other assets	6,699	9,231
Goodwill	267	267
Intangible assets, net	962	2,200

Total assets	$157,135	$188,609

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,497	$4,658
Accrued liabilities	19,731	20,584
Accrued restructuring costs	13,408	15,128
Deferred revenue	31,327	35,132

Total current liabilities	69,963	75,502
Accrued restructuring costs, less current portion	15,655	23,820
Deferred revenue, less current portion	5,742	11,800
Deferred rent obligations and long-term taxes payable	4,802	4,728

Total liabilities	96,162	115,850

Stockholders’ equity	60,973	72,759

Total liabilities and stockholders’ equity	$157,135	$188,609

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010	March 31, 2011	March 31, 2010

Revenues:
License	$11,935	$10,072	$12,546	$34,339	$36,254
Maintenance and support	11,513	13,913	15,224	39,419	47,190
Services	15,436	15,925	12,333	42,564	56,243
Patents	8	1	—	4,009	—

Total revenues	38,892	39,911	40,103	120,331	139,687

Cost of revenues:
License	74	78	50	182	534
Maintenance and support	4,176	3,975	4,439	12,292	13,414
Services	12,423	11,594	9,565	32,904	42,413
Amortization of intangible assets	409	409	420	1,238	1,260

Total cost of revenues	17,082	16,056	14,474	46,616	57,621

Gross profit	21,810	23,855	25,629	73,715	82,066

Operating Expenses:
Research and development	9,911	10,439	10,679	31,780	30,210
Sales and marketing	12,842	11,357	11,030	35,020	32,793
General and administrative	6,867	5,457	6,555	18,936	21,190
Restructuring and other related costs	2,164	856	1,984	3,728	3,759

Total operating expenses	31,784	28,109	30,248	89,464	87,952

Operating loss from continuing operations	(9,974)	(4,254)	(4,619)	(15,749)	(5,886)
Interest and other income (expense), net	(467)	210	1,471	(220)	42

Pre-tax loss from continuing operations	(10,441)	(4,044)	(3,148)	(15,969)	(5,844)
Income taxes	383	491	1,053	1,555	1,670

Net loss from continuing operations	(10,824)	(4,535)	(4,201)	(17,524)	(7,514)
Gain on sale of discontinued operations, net of tax	—	—	—	2,236	4,516

Net loss	$(10,824)	$(4,535)	$(4,201)	$(15,288)	$(2,998)

Basic and diluted net income (loss) per share from:
Continuing operations	$(0.13)	$(0.05)	$(0.05)	$(0.21)	$(0.09)
Discontinued operations	—	—	—	0.03	0.05

Net loss per share	$(0.13)	$(0.05)	$(0.05)	$(0.18)	$(0.04)

Shares used in basic and diluted net income (loss) per share	84,761	84,324	83,559	84,365	83,420

Stock-based compensation by category:
Maintenance and support	$48	$40	$38	$133	$108
Services	60	46	60	165	172
Research and development	119	115	96	365	236
Sales and marketing	142	161	137	459	410
General and administrative	287	256	210	813	600

	$656	$618	$541	$1,935	$1,526

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2011	2010	2010	2011	2010
Reconciliation between GAAP and Non-GAAP net income (loss):
Net loss	$(10,824)	$(4,535)	$(4,201)	$(15,288)	$(2,998)
Exclude:
Restructuring costs	2,164	856	1,984	3,728	3,759
Amortization of intangibles	409	409	420	1,238	1,260
Stock-based compensation	656	618	541	1,935	1,526
Amounts associated with unusual events(a)	822	—	(986)	822	(139)
Discontinued operations, net	—	—	—	(2,236)	(4,516)
Realized losses and other-than-temporary impairments of investments	276	—	236	276	2,272
Tax impact of reconciling items(b)	(47)	(47)	(41)	(137)	(143)

Non-GAAP net income (loss)	$(6,544)	$(2,699)	$(2,047)	$(9,662)	$1,021

Diluted GAAP net loss per share	$(0.13)	$(0.05)	$(0.05)	$(0.18)	$(0.04)
Exclude:
Restructuring costs	$0.03	$0.01	$0.02	$0.05	$0.03
Amortization of intangibles	$—	$—	$0.01	$0.01	$0.01
Stock-based compensation	$0.01	$0.01	$0.01	$0.03	$0.03
Amounts associated with unusual events(a)	$0.01	$—	$(0.01)	$0.01	$—
Discontinued operations, net	$—	$—	$—	$(0.03)	$(0.05)
Realized losses and other-than-temporary impairments of investments	$—	$—	$—	$—	$0.03
Tax impact of reconciling items(b)	$—	$—	$—	$—	$—

Diluted non-GAAP net income (loss) per share	$(0.08)	$(0.03)	$(0.02)	$(0.11)	$0.01

Shares used in computing diluted earnings per share	84,761	84,324	83,559	84,365	85,101

(a)	Relates to legal fees regarding lawsuits and other unusual events, net of insurance reimbursements.
(b)	The tax impact relates to tax benefits related to amortization of intangibles and stock-based compensation.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2011	2010	2010	2011	2010
Operating activities:
Net loss	$(10,824)	$(4,535)	$(4,201)	$(15,288)	$(2,998)
Gain on sale of discontinued operations	—	—	—	(2,236)	(4,516)
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	2,441	2,335	2,209	7,103	7,018
Non-cash restructuring charges	267	290	403	872	1,344
Recovery of doubtful accounts	45	(28)	(145)	(168)	(464)
Other non-cash items, net	363	339	317	1,047	1,528
Realized losses and other-than-temporary impairments of investments	276	—	236	276	2,272
Changes in operating assets and liabilities	(4,042)	(1,422)	(2,168)	(8,965)	(10,058)

Net cash used for operating activities	(11,474)	(3,021)	(3,349)	(17,359)	(5,874)

Investing activities:
Purchases of property and equipment, net	(533)	(1,569)	(1,072)	(3,169)	(1,993)
Sale of discontinued operations, net	—	—	—	2,236	4,516
Proceeds of investments, net	10,594	(1,123)	(7,481)	10,447	(28,909)
Maturities of restricted cash and investments, net	141	216	9	357	418

Net cash provided by (used for) investing activities	10,202	(2,476)	(8,544)	9,871	(25,968)

Financing activities:
Net proceeds from issuance of common stock	454	752	91	1,276	343
Fees on line of credit	—	—	(200)	—	(200)

Cash provided by (used for) financing activities	454	752	(109)	1,276	143

Net decrease in cash and cash equivalents	(818)	(4,745)	(12,002)	(6,212)	(31,699)
Cash and cash equivalents at beginning of period	55,541	60,286	71,848	60,935	91,545

Cash and cash equivalents at end of period, including discontinued operations	$54,723	$55,541	$59,846	$54,723	$59,846